UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 12, 2026

SHARONAI HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	333-287287	41-2349750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

745 Fifth Avenue, Suite 500,

New York, NY 10151

(Address of principal executive offices, including zip code)

(347) 212-5075

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information contained below in Item 5.02 related to the Director Appointment Letter (as defined below) is hereby incorporated by reference into this Item 1.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 12, 2026, the Board of Directors (“the Board”) of SharonAI Holdings Inc. (the “Company”), appointed Mr. Alexander Andrew Kelton to serve as a member of the Board, effective as of immediately, to fill a vacancy on the Board of Directors.

Mr. Kelton was elected as a Class III director and will serve on the Board until the Company’s 2028 annual meeting of stockholders at which time he will stand for election alongside the Company’s other Class III directors. The Board has also appointed Mr. Kelton to serve as a member of the Nominating and Corporate Governance Committee, the Compensation Committee and the Audit Committee.

Mr. Kelton is a global business leader and professional board director with approximately 40 years’ experience in the information and communications technology arena. He has held senior roles in the United Kingdom, Europe, India, Australasia and the United State of America. Mr. Kelton currently serves as the Non-Executive Chairman at Leading Edge Data Centres, Non-Executive Chairman of Locate Technologies (ASX:LOC) and Non-Executive Director of Superloop. Mr. Kelton previously served as Chief Executive Officer of Superloop (ASX:SLC), Non-Executive Director of Megaport (ASX:MP1), Executive Vice President of T-Mobile (NASDAQ:TMUS), Managing Director of Telstra International (ASX:TLS) and Senior Vice President of Docusign (NASDAQ:DOCU).

There is no arrangement or understanding with any person pursuant to which Mr. Kelton was appointed as a member of the Board. There are no transactions or relationships between the Company and Mr. Kelton that are reportable under Item 404(a) of Regulation S-K. In connection with Mr. Kelton’s appointment to the Board, Mr. Kelton entered into a Director Appointment Letter dated January 13, 2026, with the Company (the “Director Appointment Letter”). Pursuant to the Director Appointment Letter, Mr. Kelton will receive: (a) an initial once-off grant of restricted stock units under the Company’s 2025 Omnibus Equity Incentive Plan valued at $50,000; (b) a grant of restricted stock units under the Company’s 2025 Omnibus Equity Incentive Plan valued at $450,000, comprised of annual compensation of $150,000 for the first 3 years, with $150,000 vesting after each of 12 months, 24 months and 36 months; and (c) annual cash compensation of $25,000.

The description of the Director Appointment Letter is only a summary and is qualified in its entirety by reference to the full text of such document, which is filed as an exhibit to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Director Appointment Letter by and between Drew Kelton and SharonAI Holdings Inc. dated January 13, 2026
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARONAI HOLDINGS, INC.

	By:	/s/ Wolfgang Schubert
	Name:	Wolfgang Schubert
	Title:	Chief Executive Officer

Date: January 14, 2026

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